UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2016, Cott Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with CIBC World Markets Inc. and Barclays Capital Canada Inc. as “Co-Lead Underwriters” representing the underwriters named therein (the “Underwriters”) for the sale of 11,100,000 of the Company’s common shares, no par value, for U.S.$11.80 per share. In connection with the offering, the Company has granted to the Underwriters an option for 30 days to purchase an additional 1,665,000 common shares to cover over-allotments, if any. The closing of the offering is expected to occur on March 9, 2016, subject to customary closing conditions. Should the closing of the offering occur after the close of business on March 9, 2016 (other than by reason of a failure of the Underwriters to comply with their obligations under the Underwriting Agreement), the per-share price will be reduced by U.S.$0.06, the amount of the previously announced dividend being paid by the Company to the holders of record as of March 9, 2016.

The offering is being made in the United States pursuant to a prospectus supplement dated March 2, 2016 and a base prospectus filed with the Company’s effective shelf registration statement on Form S-3 (File No. 333-204450), and in each of the Provinces of Canada, except Quebec, pursuant to a prospectus supplement dated March 2, 2016 to the Company’s short form base shelf prospectus dated May 19, 2015, as amended by Amendment No. 1 dated January 22, 2016.

The Company has agreed to indemnify and hold harmless the Underwriters and their affiliates and each of their respective officers, directors, shareholders, employees, controlling persons, partners and agents against certain liabilities in respect of the offering.

The Company and the directors and certain officers of the Company agreed not to, without the prior written consent of the Co-Lead Underwriters on behalf of the Underwriters (such consent not to be unreasonably withheld), create, issue, sell or otherwise lend, transfer or dispose of any common shares or other securities exchangeable or convertible into common shares (or agreement for such) for a period of 90 days, other than as provided under the terms of the Underwriting Agreement.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 2, 2016, among Cott Corporation, CIBC World Markets Inc., Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and TD Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)
March 3, 2016
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 2, 2016, among Cott Corporation, CIBC World Markets Inc., Barclays Capital Canada Inc., Wells Fargo Securities Canada, Ltd., BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and TD Securities Inc.